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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Supplemental Consolidated Financial Information" and "Experts" and to the use of our report dated June 29, 1998, in the Registration Statement on Form S-3 and related Prospectus of Staples, Inc. for the registration of 15,982,700 shares of its common stock and to the incorporation by reference therein of our report dated March 3, 1998 (except for Note L, as to which the date is April 7, 1998), with respect to the consolidated financial statements of Staples, Inc. included in its Annual Report on Form 10-K for the year ended January 31, 1998 and the incorporation by reference therein of our report dated June 29, 1998 with respect to the supplemental consolidated financial statements of Staples, Inc. included in its Current Report on Form 8-K dated July 1, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

July 8, 1998
Boston, Massachusetts